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                                                                   Exhibit 10(b)

                CONSENT OF SWIDLER BERLIN SHEREFF FRIEDMAN, LLP

     We hereby consent to the reference to our firm included in the prospectus and statement of additional information of Merrill Lynch Growth Fund filed as part of Registration Statement No. 33-10794 and to the use of our opinion of counsel, incorporated by reference to Exhibit 10 to Post-Effective Amendment No. 13 to the Registration Statement on Form N-1A (File No. 33-10794), filed on February 27, 1996.

                                        /s/ Swidler Berlin Shereff Friedman, LLP
                                            Swidler Berlin Shereff Friedman, LLP

New York, New York
February 16, 2001